Exhibit 10.1

[Global Letterhead]

Effective as of January 1, 2011

Mark Cosenza, Chief Financial Officer

Alliance Energy LLC

404 Wyman Street, Suite 425

Waltham, MA  02451

Re:      2011 Shared Services Fee Structure with Global Companies LLC

Dear Mark:

The herein letter agreement shall reflect the agreement between Alliance Energy LLC (“Alliance”) and Global Companies LLC (“Global”) with respect to shared services for the calendar year 2011.

Reference is made to that certain Amended and Restated Services Agreement by and between Alliance and Global dated as of the 4th day of October, 2005, a copy of which is attached hereto and incorporated herein by reference as Exhibit A (the “Shared Services Agreement”).  To the extent that there is a conflict between the terms of the herein letter agreement and said Shared Services Agreement, the terms and provisions of this letter agreement shall govern.

In consideration of the following services to be provided by Global to Alliance during the 2011 calendar, Alliance agrees to pay Global those corresponding amounts hereinafter set forth:

1.                                  Information Technology Infrastructure:  $112,000.00 billed in equal monthly installments of $9,333.33.

2.                                  Production support, routine IT maintenance and approved projects support shall be provided by Global through two (2) full-time dedicated employees.  All salaries and benefits for said two individuals shall be reimbursed to Global by Alliance.  From time to time thereafter, Alliance and Global agree to review the need to maintain said two (2) full-time dedicated employees for the exclusive benefit of Alliance and adjust the fees and services accordingly.

3.                                  Attached as Exhibit B is 2011 proposed work to be performed for the benefit of Alliance, subject to change as may be mutually agreed by the parties.  A change in projects and/or the expansion of Alliance’s operations shall warrant a reassessment of costs and benefits being provided.  All “new” projects for which IT support from Global is sought to be provided shall require the approval of Alliance and Global.

4.                                  To the extent that Alliance and Global reasonably determine that two full-time dedicated employees are inadequate to provide the resources and services that were otherwise necessary considering Alliance’s needs as of January 1, 2011, additional support services shall be provided at the rate of $100.00 per hour.

5.                                  To the extent that Global cannot provide additional in-house resources at the rate of $100.00 per hour to effectively provide a request by Alliance for an expansion of the IT services, Global may seek such additional support services from a third-party vendor, which costs, in all instances, shall be borne by Alliance (upon presentation of documentation evidencing such costs and subject to Alliance’s approval, not to be unreasonably withheld).

6.                                  In addition to those IT services described in the immediately preceding paragraphs, Global shall provide limited legal support services in consideration of $60,000 per annum, payable in equal monthly installments.

7.                                  In addition to those IT and legal services described above, Global may provide from time to time limited accounting, finance, tax and human resources support in consideration of $15,000.00 per annum, payable in equal monthly installments.

8.                                  From time to time, Global may request that Alliance provide Global support services, which support services, to the extent personnel is available, shall be provided at the rate of $100.00 per hour.

9.                                  Except as modified by the terms of the herein letter agreement, the Shared Services Agreement shall remain in full force and effect.

10.                          Absent the occurrence of material changes in the actual services being provided, or personnel providing same, the shared services fees for 2011 shall remain in full force and effect for the 2011 calendar year.

Witness our hands and seals this 9th day of March, 2011.

ALLIANCE ENERGY LLC			GLOBAL COMPANIES LLC

By:	/s/ Mark Cosenza	By:	/s/ Charles Rudinsky
	Mark Cosenza		Charles Rudinsky
	Its Chief Financial Officer		Its Chief Accounting Officer